Exhibit 3.23

AMENDED AND RESTATED

BYLAWS

OF

BEMROSEBOOTH USA, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The corporation shall maintain at all times a registered office in the State of Georgia and a registered agent at that office.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Georgia as the business of the corporation may require.

ARTICLE II

SHAREHOLDERS MEETINGS

Section 1. Annual Meetings.

1.1. Date, time and purpose of meeting. The annual meeting of the shareholders of the corporation shall be held at 10:00 a.m. on the last business day of the fifth month following the close of each fiscal year or at such other time and date prior thereto and following the close of the fiscal year as shall be determined by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

1.2. Failure to hold meeting. The failure to hold an annual meeting at the time stated in or fixed in accordance with these Bylaws shall not affect the validity of any corporate action.

Section 2. Special Meetings.

2.1. Call of special meetings. The Chairman of the Board of Directors, if any, or the President may call a special meeting of the shareholders at any time. The President or the Secretary must call a special meeting:

(1)	when so directed by the Board of Directors;

(2)	at the request in writing of shareholders owning at least 25% of the outstanding shares of the corporation entitled to vote thereat provided that such request shall state the purposes for which the meeting is to be called.

2.2. Business conducted. Except as otherwise provided in these Bylaws, only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting.

Section 3. Place of Meetings. Meetings of the shareholders of the corporation shall be held at the principal office of the corporation or at any other place within or without the United States as may be specified in the notice of the meeting.

Section 4. Notice of Meetings.

4.1. Notice requirements. Notice of every meeting of shareholders, stating the place, date and time of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

4.2. Form of Notice. Notice may be given in any manner permitted by law. Any written notice deposited in the United States mail with prepaid first class postage thereon addressed to the shareholder at his address as it appears on the corporation’s record of shareholders shall be deemed delivered when so deposited.

4.3. Waiver by attendance. A shareholder’s attendance, in person or by proxy, at a meeting of shareholders shall constitute:

(1)	a waiver of notice of the meeting and of all objections to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)	a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

4.4. Other waivers of notice. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver of the notice of a meeting at which the shareholders consider an amendment of the Articles of Incorporation, a plan of merger or share exchange, or a sale or other disposition of assets, or any other action which would entitle the shareholder to dissent and obtain payment for his shares shall not be effective unless:

(1)	prior to the execution of the waiver, the shareholder shall have been furnished the same material that would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters’ rights; or

(2)	the waiver expressly waives the right to receive the material required to be furnished.

Section 5. Quorum.

5.1. Required number. At all meetings of the shareholders a majority of the shares outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

5.2. Adjournment. If a quorum is not present at any meeting of the shareholders, a majority of the shares present and entitled to vote thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting before adjournment of the date, time, and place for the adjourned meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If, after the meeting is adjourned, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

5.3. When shares present. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

Section 6. Order of Business. At the annual meeting of shareholders the order of business shall be as follows:

1. Calling of meeting to order.

2. Proof of notice of meeting.

3. Reading of minutes of last previous annual meeting.

4. Reports of officers.

5. Reports of committees.

6. Election of directors.

7. Miscellaneous business.

Section 7. Voting.

7.1. Number of votes per share. Unless the Articles of Incorporation or applicable law otherwise provide, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a meeting of shareholders.

7.2. Votes required. If a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or applicable law require a different vote.

7.3. Voting for Directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors.

7.4. Proxies. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form. An appointment is valid for 11 months unless a shorter or longer period is expressly provided in the appointment form.

Section 8. Action Without Meeting.

8.1. Generally. Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and executed by:

(1)	all of the shareholders entitled to vote on the action; or

(2)	if so provided in the Articles of Incorporation, persons who would be entitled to vote, at a meeting, shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

8.2. Requirements for consent. A written consent is valid only if:

(1)	the consenting shareholder was furnished the same material that would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights; or

(2)	it contains an express waiver of the right to receive the material otherwise required to be furnished.

Section 9. List of Shareholders.

9.1. Maintenance of list. The corporation shall keep or cause to be kept a record of its shareholders, giving their names and addresses and the number, class and series, if any, of shares held by each. After a record date for a meeting of shareholders is fixed, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall show the address of and number of shares held by each shareholder, and shall comply as to form in all other respects with applicable law.

9.2. Inspection by shareholders. The list of shareholders shall be made available for inspection by any shareholder, his agent, or his attorney at the time and place of a meeting of shareholders.

9.3. Validity of action. Refusal or failure to prepare or make available the list of shareholders shall not affect the validity of action taken at a meeting of shareholders.

ARTICLE III

DIRECTORS

Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. Number, Election and Term.

2.1. Number of directors. The number of directors which shall constitute the whole Board shall initially be one (1). The number of directors may be increased or decreased from time to time by amendment of these Bylaws or by election by the shareholders of a different number of directors when electing the entire Board of Directors.

2.2. Qualifications. Directors shall be natural persons who are 18 years of age or older, but need not be residents of the State of Georgia nor shareholders of the corporation.

2.3. Term of office. The terms of the directors shall expire at the annual meeting of shareholders following their election, or at their earlier resignation, removal from office, or death. A decrease in the number of directors by amendment of these Bylaws shall not shorten an incumbent director’s term. A director whose term has expired shall remain in office until his successor is elected and qualified, or until there is a decrease in the number of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected by the Board of Directors to fill a vacancy created by reason of an increase in the number of directors shall serve until the next election of directors by the shareholders and until the election and qualification of his successor.

Section 3. Vacancies. Except as otherwise provided in the Articles of Incorporation, these Bylaws, or applicable law, a vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of all the directors remaining in office, if the directors remaining in office constitute fewer than a quorum of the Board.

Section 4. Meetings and Notice.

4.1. Place of meetings. The Board of Directors may hold regular or special meetings either within or without the State of Georgia.

4.2. Notice of meetings. Regular meetings of the Board of Directors may be held without notice at such date, time, and place as shall from time to time be determined by the Board. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or the President, or by any two directors, on at least one day’s oral, telegraphic, or written notice of the date, time, and place of the meeting. The notice of a meeting need not state the purpose of the meeting.

4.3. Waiver of notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Quorum. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, a majority of directors shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. If a quorum shall not be present, or shall no longer be present, at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Conference Telephone Meeting. Unless the Articles of Incorporation or these Bylaws provide otherwise, directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in the meeting shall constitute presence in person.

Section 7. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by each director. Action by consent has the effect of a meeting vote and may be described as such in any document.

Section 8. Committees.

8.1. Creation. The Board of Directors from time to time may create one or more committees and appoint one or more directors to serve on them at the pleasure of the Board.

8.2. Authority. To the extent specified by the Board of Directors, the Articles of Incorporation or these Bylaws, each committee may exercise the authority of the Board of Directors, except that, unless otherwise permitted by law, a committee may not:

(1)	approve or propose to shareholders action that is required to be approved by shareholders;

(2)	fill vacancies on the Board of Directors or on any of its committees;

(3)	amend the Articles of Incorporation;

(4)	adopt, amend, or repeal these Bylaws; or

(5)	approve a plan of merger not requiring shareholder approval.

8.3. Meetings, notice, quorum and voting. Sections 4 through 7 of this Article shall also apply to committees and their members, unless otherwise provided by the Articles of Incorporation, these Bylaws, or applicable law.

Section 9. Removal of Directors.

9.1. Removal right. The shareholders may remove any director, with or without cause, by a majority of the votes entitled to be cast for the election of directors.

9.2. Meeting required. A director may be removed only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

9.3. Replacement. A vacancy resulting from the removal of a director by the shareholders may be filled by the shareholders at the same meeting at which the director was removed or any subsequent meeting of the shareholders; or, if (but only if) the shareholders do not fill such a vacancy within sixty (60) days after the removal, by majority vote of the remaining directors.

Section 10. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the

Board as shall be fixed from time to time by resolution adopted by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the Board or any such committee.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer (the “Principal Officers”). The Board of Directors may also choose a Chairman of the Board and may choose one or more Vice-Presidents (any of whom may have such distinguishing designations or titles as the Board may determine), Assistant Secretaries and Assistant Treasurers, and such other officers as the Board shall from time to time deem necessary. Any number of offices may be held by the same person.

Section 2. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by a committee or officer appointed by the Board or by the President.

Section 3. Term of Office. Unless otherwise provided by the Board of Directors, the Principal Officers shall be chosen annually by the Board at the first meeting of the Board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Other officers may be chosen from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal, and any failure to choose officers of the corporation annually shall not affect the validity of any action taken by or the authority of an officer previously duly chosen and qualified and not theretofore resigned or removed by the Board of Directors.

Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the Board of Directors.

Section 6. Powers and Duties. Except as hereinafter provided and subject to the control of the Board of Directors, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

6.1. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and (unless the Board shall have created an office of Chairman of the Board) the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the

Board of Directors are carried into effect. He or she may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

6.2. Vice-President. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there is more than one Vice-President, the Vice-Presidents in the ranking established by the Board of Directors, or in the absence of any ranking, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

6.3. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, shall have responsibility for the preparation of minutes of all meetings of the Board of Directors and of the shareholders and shall keep, or cause to be kept, as permanent records of the corporation, in a book or books for that purpose, all minutes of such meetings, all executed consents evidencing corporate actions taken without a meeting, records of all actions taken by a committee of the Board of Directors in place of the Board, and waivers of notice of all meetings of the Board and its committees. He or she shall have responsibility for authenticating records of the corporation. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall have charge of the corporate seal of the corporation and shall be authorized to use the seal of the corporation on all documents which are authorized to be executed on behalf of the corporation under its seal.

6.4. Assistant Secretary. The Assistant Secretary or if there is more than one, any Assistant Secretary, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.

6.5. Treasurer. The Treasurer shall have the legal custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements and other appropriate accounting records in books belonging to the corporation and shall deposit all funds and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall render to the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond in such sum, or such conditions, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office.

6.6. Assistant Treasurer. The Assistant Treasurer, or if there is more than one, any Assistant Treasurer, shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

Section 7. Securities of Corporation. Any security issued by any other corporation or entity and owned or controlled by the corporation may be voted, and all rights and powers incident to the ownership of such securities, including without limitation execution of any consent of shareholders or other consents in respect thereof, may be exercised on behalf of the corporation by the President, who may in his discretion delegate any of the foregoing powers, by executing proxies or otherwise. The Board of Directors may from time to time confer like powers on any person or persons.

Section 8. Checks and Drafts. All checks, drafts, and similar items drawn on the corporation’s bank account shall be signed by such officer or officers or agent or agents as the Board of Directors shall from time to time determine.

ARTICLE V

SHARES

Section 1. Form and Content of Certificate.

1.1. Form. Every holder of fully-paid shares in the corporation shall be entitled to have a certificate in such form as the Board of Directors may from time to time prescribe in accordance with applicable law.

1.2. Required signatures. Except as otherwise provided by the Board of Directors from time to time, each share certificate shall be signed by any two officers of the corporation, who may, but shall not be required to, seal the certificate with the seal of the corporation or a facsimile thereof. If a person who signed a share certificate in any capacity, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 2. Lost Certificates. The Board of Directors may direct that a new share certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and on such conditions as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed, and/or satisfy any other reasonable requirements imposed by the Board of Directors.

Section 3. Transfers. (1) Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer agent or registrar appointed as provided in Section 5 of this Article, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

(2) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

(3) Shares of the corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, and accompanied by such evidence that all such signatures are genuine as the corporation may, at its option, request, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

(4) The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of the corporation, and nothing contained herein shall limit or waive any rights of the corporation with respect to such matters under applicable law or any subscription or other agreement.

Section 4. Record Date.

4.1. Fixing of record date. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote, or to take any other action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 days before any meeting or action requiring a determination of shareholders.

4.2. No record date fixed. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day before the day on which the first notice thereof is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed by the Board for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is required by law, the record date shall be the first date on which a signed written consent to such action shall have been delivered to the corporation in any manner permitted by law on behalf of all shareholders. If no record date is fixed for other purposes, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution or otherwise takes formal action relating thereto.

4.3. Adjournment of meeting. A determination of the shareholders entitled to notice of or to vote at a meeting of shareholders shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint such transfer agents and/or registrars as it shall determine, and may require all certificates of stock to bear the signature or signatures of any of them.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Distributions and Share Dividends. Distributions upon the shares of the corporation, subject to the provisions, if any, of the Articles of Incorporation, or any lawful agreement among shareholders, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Distributions may be paid in cash or in property, subject to the provisions of the Articles of Incorporation. Before payment of any distribution, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Section 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal” and “Georgia”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature or name of the corporation followed by or used in conjunction with the word “Seal” or the words “Corporate Seal” or words of similar import shall be deemed the seal of the corporation.

Section 4. Annual Statements.

4.1. Required statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare the following financial statements:

(1)	a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and

(2)	a profit and loss statement showing the results of its operations during its fiscal year.

4.2. Principles used; other information. If financial statements are prepared by the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and must disclose that they are so prepared, on that basis. If otherwise prepared, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the corporation for the use of others. If the statements are reported upon by a public accountant, his report must accompany them. If not, the statements shall be accompanied by a statement of the President or the person responsible for the corporation’s accounting records:

(1)	stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)	describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

4.3. Requests for financial statements. Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent annual balance sheet and profit and loss statement. If prepared for other purposes, the corporation shall also furnish upon written request a statement of changes in shareholders’ equity for the fiscal year.

ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Authority to Indemnify.

1.1. Every individual who is or was an officer or director of this corporation may in accordance with Section 3 hereof be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, or in connection with any appeal relating thereto, in which he or she may have become involved, as a party, prospective party or otherwise, by reason of his being an officer or director of this corporation, if such individual conducted himself or herself in good faith and such individual reasonably believed: (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. As used in this Article, the terms “expense” and “liability” shall include attorneys fees and reasonable expenses incurred with respect to a proceeding and the obligation to pay a judgment, settlement, penalty, and fine including an excise tax assessed with respect to an employee benefit plan.

1.2. A director’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the best interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 1.1 of this Section 1.

1.3. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendre or its equivalent is not, of itself, determinative that a director did not meet the standard of conduct described in this Section 1.

1.4. Notwithstanding the foregoing, the corporation shall not indemnify an officer or director: (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Section 1; or (b) in connection with any proceeding with respect to conduct which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Section 2. Mandatory Indemnification. The corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 3. Determination and Authorization of Indemnification.

3.1. Except as provided in Section 2 above, any indemnification under Section 1 above shall not be made unless a determination has been made in the specific case that indemnification of the director is permissible under the circumstances because he or she has met the standard of conduct set forth in Section 1 above. The determination shall be made: (a) if there are two or more disinterested directors, by a majority vote of the disinterested directors (a majority of whom shall for such purposes constitute a quorum) or by a majority vote of a committee of two or more disinterested directors appointed by majority vote of a quorum of disinterested directors; (b) by special legal counsel (i) selected by the Board of Directors or its committee in the manner prescribed in (a) above or (ii) if there are fewer than two disinterested directors, then selected by a majority vote of the full Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or (c) by the shareholders, but the shares owned by or voted under the control of a director who does not qualify as a disinterested director may not be voted on the determination.

3.2. Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that two disinterested directors, or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness and expenses shall be made by those entitled under subsection 3.1(b)(ii) of this Section 3 to select special legal counsel.

3.3. As used within this Article, the term “disinterested director” means a director who, at the time of the vote referred to in this Article, is not (i) a party to the proceeding or (ii) an individual having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, under the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

Section 4. Advance for Expenses.

4.1. The corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation: (a) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of these Bylaws or that the proceeding involves conduct for which liability has been eliminated under the corporation’s Articles of Incorporation; and (b) his or her written undertaking to repay any funds advanced if it is ultimately determined that the individual is not entitled to indemnification under this Article.

4.2. The undertaking required by subsection 4.1(b) of this Section 4 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

4.3. Authorizations under this Section 4 shall be made: (a) by the corporation’s Board of Directors: (i) when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee with two or more disinterested directors appointed by such a vote, or (ii) when there are fewer than two disinterested directors, by the vote necessary for action by the Board in accordance with subsection (c) of O.C.G.A. § 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or (b) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

Section 5. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign business or non-profit corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify or advance expenses to the individual against the same liability under this Article.

Section 6. Indemnification of Officers, Employees and Agents.

6.1. The corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (a) to the same extent as a director; and (b) if he or she is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that constitutes: (i) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in O.C.G.A. §14-2-832; or (iv) receipt of an improper personal benefit.

6.2. The provisions of subsection 6.1(b) of this Section 6 shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

6.3. An officer of the corporation who is not a director entitled to mandatory indemnification under Section 2 of this Article may apply to a court under Section 7 of this Article for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

6.4. The corporation may also indemnify and advance expenses to an employee or agent of the corporation who is not a director or officer to the same extent, consistent with public policy, that may be provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors, or contract.

Section 7. Court-Ordered Indemnification and Advances for Expenses.

7.1. An individual who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall: (a) order indemnification or advance for expenses if it determines that the individual is entitled to indemnification; or (b) order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the individual or to advance expenses to the individual, even if the individual has not met the relevant standard of conduct set forth in Section 1 of this Article, failed to comply with Section 4 of this Article, or was adjudged liable in a proceeding referred to in Section 1 of this Article, but if the individual was adjudged so liable, the indemnification is limited to reasonable expenses incurred in connection with the proceeding.

7.2. If the court determines that the individual is entitled to indemnification or advance for expense under this Section 7, it may also order the corporation to pay the individual’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

Section 8. Shareholder Approved Indemnification.

8.1. If authorized by the Articles of Incorporation, these Bylaws, contract or resolution approved or ratified by the shareholders of the corporation by a majority of the votes entitled to be cast, the corporation shall indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

8.2. The corporation shall not indemnify an individual under this Section 8 for any liability incurred in a proceeding in which such individual is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation: (a) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) for acts or omissions which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set forth in O.C.G.A. § 14-2-832; or (d) for any transaction from which he received an improper personal benefit.

8.3. Where approved or authorized in the manner described in subsection 8.1 of this Section 8, the corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if: (a) the director furnishes to the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 8.2 of this Section 8; and (b) the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Section 8 of this Article.

Section 9. Notice. If the corporation indemnifies or advances expenses to a director under any of O.C.G.A. § 14-2-851 through § 14-2-854 (or any equivalent provision of these Bylaws) in connection with a proceeding by or in the right of the corporation, the corporation shall, to the extent required by O.C.G.A. § 14-2-1621 or any other applicable provision of law or these Bylaws, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Section 10. Security. The corporation may designate certain of its assets as collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article, as the Board of Directors deems appropriate.

Section 11. Amendment. Any amendment to this Article that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any indemnified person hereunder shall, as to such indemnified person, apply only to proceedings based on actions, events, or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the indemnified person so affected. Any indemnified person shall, as to any proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article to the same extent as if such provisions had continued as part of the Bylaws of the corporation without such amendment. This Section 11 cannot be altered, amended, or repealed in a manner effective as to any indemnified person (except as to Post Amendment Events) without the prior written consent of such indemnified person.

Section 12. Not Exclusive of Other Rights. The indemnification provided by this Article shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled apart from the provisions of this Article and shall apply both as to actions by a director, officer, employee or agent in his or her official capacity and as to actions in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 13. Severability. In the event that any of the provisions of Article is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided by applicable law, the Board of Directors or shareholders may amend or repeal the corporation’s Bylaws or adopt new Bylaws, in whole or in part.